Exhibit 5.2

McGuireWoods LLP 201 N. Tryon Street Suite 3000 Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

December 30, 2022

Board of Directors

Journey Medical Corporation

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

Journey Medical Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Journey Medical Corporation, a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of certain securities, including the Company’s common stock, par value $0.0001 per share, and (ii) the offering and sale by the Company from time to time of up to 4,900,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) pursuant to an At Market Issuance Sales Agreement, dated December 30, 2022 (the “Sales Agreement”) between the Company and B. Riley Securities, Inc., as agent (the “Agent”), as described in the Company’s Sales Agreement Prospectus (the “Prospectus”) included in the Registration Statement, dated as of the date hereof. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)               the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b)               the Prospectus; and

(c)               the Sales Agreement.

In addition we have examined and relied upon the following:

(i)            a certificate from the corporate secretary of the Company certifying as to (A) true and correct copies of the Certificate of Incorporation and Bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the offer and sale of the Shares by the Company pursuant to the Sales Agreement (the “Board Resolutions”);

McGuireWoods LLP 201 N. Tryon Street Suite 3000 Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

(ii)            a certificate dated December 29, 2022 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware (the “Corporate Status Certificate”); and

(iii)            originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the State of New York, and the Delaware General Corporation Law (the “DGCL”).

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)               Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) the representations of the Company set forth in the Sales Agreement and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)               Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)               Signatures; Legal Capacity. The signatures of individuals who have signed the Sales Agreement are genuine. All individuals who have signed the Sales Agreement had the legal capacity to execute the Sales Agreement.

(d)               Organizational Status, Power and Authority of Certain Parties. All parties to the Sales Agreement (i) are validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof and (ii) have the power and authority to execute, deliver and perform the Sales Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

McGuireWoods LLP 201 N. Tryon Street Suite 3000 Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

(e)               Authorization, Execution and Delivery of the Sales Agreement by Certain Parties. The Sales Agreement and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumptions are made as to the Company as of the date hereof.

(f)                Documents Binding on Certain Parties. The Sales Agreement and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms.

(g)               No Mutual Mistake, Amendments, etc. There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the transactions contemplated by the Sales Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Sales Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.                   When (i) the Shares have been issued and sold as contemplated by the Registration Statement and the Prospectus, (ii) the Company has received the consideration provided for in the Sales Agreement, (iii) such consideration per share is not less than the amount specified in the Board Resolutions and (iv) certificates in the form required under the laws of the State of Delaware representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the instructions of the Agent, if such Shares are represented by certificates, or, if such Shares are not represented by certificates, book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company in accordance with the instructions of the Agent, such Shares will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP